UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Old Milton Parkway
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York 10036

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2019, the Company entered into a securities purchase agreement (the “SPA”) with six purchasers (the “Purchasers”) pursuant to which the six Purchasers invested in the Company an aggregate amount of $2,900,000 in exchange for fifty eight (58) units (the “Units”), each consisting of a convertible note (the “Convertible Note”) with the principal amount of $50,000 and a warrant (the “Warrant”) to purchase common stock (the “Common Stock”) of the Company. Pursuant to this SPA, the Company offered a minimum of $1,000,000 and a maximum of $6,000,000 (the “Maximum Amount”) of Units at a price of $50,000 per Unit until the earlier of i) the closing of the subscription of the Maximum Amount and ii) February 28, 2019 (the “Termination Date”), subject to the Company’s earlier termination at its discretion. The SPA includes the customary representations and warranties from the Company and purchasers. Each Convertible Note offered by the Company as part of the Unit bears an interest rate of 12% per annum, has a principal amount of $50,000, shall mature in one year from the original issue date on January 18, 2019, and will be convertible into shares of Common Stock at a price of $0.40 subject to adjustment stated in the Convertible Note. Pursuant to the terms of the Convertible Note, each holder of the Convertible Notes shall not own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of such Convertible Note. Upon default, the penalty interest rate of the Convertible Note shall rise to 18% per annum. In addition, pursuant to the SPA, the Company offers, as part of the Unit, Warrants to purchase the Common Stock at a price of $0.75 per share (the “Exercise Price”), subject to adjustments stated therein. The holder of each Warrant may purchase the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of each Convertible Note while the Warrant is exercisable. The Warrants have a term of three years and shall be exercised in cash or on a cashless basis as described in the Warrant.

The foregoing description of the APA Amendment, Assignment and Assumption Agreement, Voting Agreement, SPA, Convertible Note, and Warrant is qualified in its entirety by reference to the respective agreements, a copy of which are incorporated by conformed to the Current Report on Form 8-K dated January 14, 2019 and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

As described in Section 1.01 hereof, from January 17, 2019 to January 25, 2019, the Company issued convertible notes with an aggregate principal amount of $2,900,000 and Warrants, together constituting the Units, pursuant to the SPA.

Item 9.01 Financial Statements and Exhibits

N/A

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Convertible Note (Incorporated by reference from the Current Report on Form 8-K dated January 14, 2019).
4.2	Form of Warrant (Incorporated by reference from the Current Report on Form 8-K dated January 14, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: January 25, 2019	By:	/s/ William Horne
William Horne
Chief Executive Officer